EXHIBIT 10.18

AMENDMENT NO. 4

This Amendment No. 4 to the Trust Agreement between Boise Cascade
Corporation and American National Bank and Trust Company of Chicago dated November 2, 1987, as amended and restated as of December 13, 1996, is effective July 29, 1999, and amends the Trust Agreement as follows:
Sections 3.01 and 3.02 of Article III, CHANGE IN CONTROL, are revised to read:

             SECTION 3.01 DEFINITION OF POTENTIAL CHANGE IN CONTROL. For purposes of this Trust, a "Potential Change in Control" shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company; (ii) the Company or any Person publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Company; iii) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 9.5% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities, unless that Person has filed a schedule under
Section 13 of the Securities Exchange Act of 1934 and the rules and regulations promulgated under Section 13, and that schedule (including any and all amendments) indicates that the Person has no intention to
(a) control or influence the management or policies of the Company or
(b) take any action inconsistent with a lack of intention to control or influence the management or policies of the Company; or (iv) the Board adopts a resolution to the effect that a Potential Change in Control of the Company has occurred.

            SECTION 3.02 DEFINITION OF CHANGE IN CONTROL. For purposes of this Trust, a "Change in Control" shall mean a Change in Control of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor provisions, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

            (a) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; provided, however, if such Person acquires securities directly from the Company, such securities shall not be included unless such Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 20% of the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities; and provided further that any acquisition of securities by any Person in connection with a transaction described in Subsection 3.02(c)(i) shall not be deemed to be a change in control of the Company; or

            (b) The following individuals cease for any reason to constitute at least 66 2/3% of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election, or nomination for election was previously so approved (the "Continuing Directors"); or

            (c) The consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company) with any other corporation other than (i) a merger or consolidation which would result in both (a) continuing directors continuing to constitute at least 66 2/3% of the number of directors of the combined entity immediately following consummation of such merger or consolidation and (b) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or
(ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; provided, however, if such Person acquires securities directly from the Company, such securities shall not be included unless such Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 20% of the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities; and provided further that any acquisition of securities by any Person in connection with a transaction described in Subsection 3.02(c)(i) shall not be deemed to be a change in control of the Company; or

            (d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 66 2/3% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

     In witness whereof, the parties have executed this Amendment No. 4 as of the date first written above.


                                    BOISE CASCADE CORPORATION

                                    By ______________________________
                                       J. W. Holleran
                                       Senior Vice President and
                                         General Counsel


                                    AMERICAN NATIONAL BANK AND
                                    TRUST COMPANY OF CHICAGO

                                    By_______________________________

                                    Title____________________________